Exhibit a(i) under Form N-1A
                                              Exhibit 3(i) under Item 601/Reg SK

                              CERTIFICATE OF TRUST

                                       OF

                                STRATEVEST FUNDS

                            a Delaware Business Trust

     This Certificate of Trust of Stratevest Funds (the "Trust") is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12,ss.ss.3801-3819.

            1. NAME. The name of the business trust formed hereby is "Stratevest Funds."

            2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered management investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with Section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

                  (A) REGISTERED OFFICE. The registered office of the Trust in Delaware is c/o SR Services, LLC, 919 North Market Street, Suite 600, Wilmington, Delaware 19801.

                  (B) REGISTERED AGENT. The registered agent for service of
            process on the Trust in Delaware is SR Services, LLC, 919 North Market Street, Suite 600, Wilmington, Delaware 19801.

            3. LIMITATION OF LIABILITY. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

            IN WITNESS WHEREOF, the Trustees named below do hereby execute this Certificate of Trust as of the 7thth day of July, 2000.

/S/  BETH S. BRODERICK             /S/ PETER J. GERMAIN
Beth S. Broderick                  Peter J. Germain
Trustee                            Trustee

/S/ C. TODD GIBSON
C. Todd Gibson
Trustee